                                                                     EXHIBIT 3.1


                           ARTICLES OF INCORPORATION

                                       OF

                             QUIESCENT CORPORATION


       Know all men by these presents;

       That I, the undersigned, acting as incorporator for the purpose of forming a corporation under and pursuant to the provisions of Nevada Revised Statutes 78.010 to Nevada Revised Statutes 78.090 inclusive, as amended, and certify that;

                                   ARTICLE I

       The name of this corporation is QUIESCENT CORPORATION.

       The name and post office address of the incorporator signing the Articles of Incorporation is: Krista Castleton, 3760 So. Highland Drive, Suite 300, Salt Lake City, Utah, 84106. The name and address of the first member of the First Board of Directors is: Krista Castleton, 3760 So. Highland Drive, Suite 300, Salt Lake City, Utah, 84106.

                                   ARTICLE II

       The Resident Agent of this corporation in Nevada shall be Nevada Corporate Services located at 1800 E. Sahara, Suite 107, Las Vegas, Clark County, Nevada, 89104. Offices for the transaction of any business of the Corporation, and where meetings of the Board of Directors and of Stockholders may be held, may be established and maintained in any other part of the State of Nevada, or in any other state, territory or possession of the United States of America, or in any foreign country as the Board of Directors may, from time to time determine.

                                  ARTICLE III

       The nature of the business and the objects and purpose proposed to be transacted, promoted or carried on by the Corporation is to conduct any lawful activity in accordance with the Laws of the State of Nevada and the United States of America, including but not limited to inventing, developing, marketing, and otherwise exploiting high technology electronic communication systems, both hardware and software components, particularly systems utilizing security coding and protective transmitting and receiving.

       To do each and everything necessary, suitable or proper for the accomplishment of any of the foregoing purposes or the attainment of any one or more of the subjects hereinabove enumerated, or which may at any time appear conducive to or expedient for the protection or benefit of this Corporation, and to do such acts as fully and to the same extent as natural persons might, or could do, in any part of the world as principals, agents, partners, trustees, or otherwise, either alone or in conjunction with any other person, association or corporation. The period of duration of this Corporation is perpetual.

       The foregoing clauses shall be construed as powers as well as objects and purposes and the matters expressed in each clause shall, unless herein otherwise expressly provided, be in no wise limited by reference to or inference from the terms of any other clause shall be regarded as independent objects, purposes and powers and the enumeration of specific objects, purposes and powers shall not be construed to limit or restrict in any manner the meaning of the general terms or the general powers of the Corporation nor shall the expression of one thing be deemed to exclude another not expressed although it be of like nature.

                                   ARTICLE IV

       The aggregate number of shares which the Corporation shall have authority to issue is 100,000,000 shares, having a par value of $0.001 (one mill) per share. The stock shall be designated as Class "A" voting common stock and shall have the same rights and preferences. The stock of the Corporation shall be nonassessable. Fully paid stock of this Corporation shall not be liable for any further call or assessment. The total capitalization of the Corporation shall be $100,000. The shares of Class "A" common stock shall not be divided into classes and may not be issued in series.

                                   ARTICLE V

       No stockholder of the Corporation shall, because of his ownership of stock, have a pre-emptive or other right to purchase, subscribe for or take part of any of the notes, debentures, bonds or other securities convertible into or carrying options for warrants to purchase stock of the Corporation issued, optioned or sold by it after its incorporation, except as may be otherwise stated in these Article of Incorporation. Any part of the capital stock and any part of the notes, debentures, bonds, or other securities convertible into or carrying options or warranties to purchase stock of the Corporation authorized by these Articles of Incorporation or by an amended certificate duly filed may at any time be issued, optioned for sale and sold or disposed of by the Corporation pursuant to the resolution of its Board of Directors to such persons and upon such terms as may to such Board of Directors seem proper, without first offering such stock or securities or any part thereof to existing stockholders, except as required in Article IV of these Articles of Incorporation.

                                   ARTICLE VI

       Each outstanding share of the class "A" common stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders. Each shareholder shall be entitled to vote his or its shares in person or by proxy, executed in writing by such shareholder or by its duly authorized attorney in fact. At each election for directors, every shareholder entitled to vote at such election shall have the right to vote in person or by proxy, the number of shares owned by him or it for as many persons as there are directors to be elected and for whose election he or it has the right to vote, but the shareholder shall have no right, whatsoever, to accumulate his or its votes with regard to such election.

                                  ARTICLE VII

       The members of the governing board of this corporation shall be called directors. The Board of Directors shall consist of at least one (1) person. The number of directors of this corporation may, from time to time, be increased or decreased by an amendment to the By-Laws in that regard and without the necessity of amending the Articles of Incorporation. A majority of the Directors in office, present at any meeting of the Board of Directors, duly called, whether regular or special, shall always constitute a quorum for the transaction of business, unless the By-Laws otherwise provide. Directors need not be residents of the State of Nevada or stockholders of the Corporation.

                                  ARTICLE VIII

       This Corporation shall have a president, a secretary, a treasurer, and a resident agent, to be chosen by the Board of Directors, any person may hold two or more offices.

                                   ARTICLE IX

       The capital stock of the Corporation, after the fixed consideration thereof has been paid or performed, shall not be subject to assessment, and the individual stockholders of this Corporation shall not be individually liable for the debts and liabilities of the Corporation, and the Articles of Incorporation shall never be amended as to the aforesaid provisions.

                                   ARTICLE X

       The Board of Directors is expressly authorized: (subject to the By-Laws, if any, adopted by the Stockholders)

       1)     To make, alter or amend the By-Laws of the Corporation.

       2) To fix the amount in cash or otherwise, to be reserved as working capital.

       3) To authorize and cause to be executed mortgages and liens upon the property and franchises of the Corporation.

       4) To by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution or resolutions or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers on which the Corporation desires to place a seal. Such committee or committees shall have such name or names as may be stated in the ByLaws of the Corporation or as may be determined from time to time by resolution adopted by the Board of

Directors.

       5) To sell, lease or exchange all of its property and assets, including its goodwill and its corporate franchises, upon such terms and conditions as the board deems expedient and for the best interests of the Corporation, when and as authorized by the affirmative vote of the stockholders holding stock in the Corporation entitling them to exercise at least a majority of the voting power given at a stockholders meeting called for that purpose.

                                   ARTICLE XI

       In the absence of fraud, no contract or other transaction of the Corporation shall be affected by the fact that any of the Directors are in any way interested in, or connected with, any other party to such contract or transaction, or are themselves, parties to such contract or transaction, provided that this interest in any such contract or transaction of any such director shall at any time be fully disclosed or otherwise known to the Board of Directors, and each and every person who may become a director of the Corporation is hereby relieved of any liability that might otherwise exist from contracting with the Corporation for the benefit of himself or any firm, association or corporation in which he may be in any way interested.

                                  ARTICLE XII

       No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

       I, the undersigned, being the incorporator hereinbefore named for the purpose of forming a corporation pursuant to the general corporation law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand.


                            /s/ KRISTA CASTLETON
                       ------------------------------


State of Utah        )
                     ) ss
County of Salt Lake  )

       On December 29, 1993 personally appeared before me, the undersigned, a Notary Public, Krista Castleton, known to me the person whose name is subscribed to the foregoing document and acknowledged to me that she executed the same.

                             /s/ DAVID R. YEAMAN
                       ------------------------------
                                Notary Public

                                   [SEAL]

                    ---------------------------------------
                                 NOTARY PUBLIC
                                DAVID R. YEAMAN
                            8818 SOUTH RENEGADE ROAD
                                SANDY, UT 84093
                      My Commission Expires April 28, 1997
                                 State of Utah
                    ---------------------------------------


                                     [SEAL]

                    ----------------------------------------
                                STATE OF NEVADA
                                 Department of
                                     State

                    I hereby certify that this is a true and complete copy of the document as filed in this office.

                    DATE:  DEC 30, 1993
                          ----------------------------

                               /s/ CHERYL A. LAU
                                 CHERYL A. LAU
                               Secretary of State

                    By  /s/ BEVERLY J. DAVENPORT
                        ------------------------------

                    ----------------------------------------

                                AMENDMENT TO THE

                           ARTICLES OF INCORPORATION

                                       OF

                             QUIESCENT CORPORATION

               (NAME CHANGED HEREIN TO CUMBERLAND HOLDINGS, INC.)

        WHEREAS, there was issued by the Secretary of State a Charter as of April 11, 1986, constituting and creating QUIESCENT CORPORATION, a corporation now organized under the laws of this state with its principal place of business in Las Vegas, Nevada, and a capital stock of One Hundred Thousand Dollars ($100,000.00), divided into One Hundred Million (100,000,000) shares of a par value of one mill (1/10 cent) each, empowering it to engage in the business of venture capital and investing in high risk enterprises.

        The undersigned, being the President and also the Secretary of QUIESCENT CORPORATION hereby certify that the special meeting of shareholders was held on May 2, 1995. At the time of the meeting there were 6,000,000 shares outstanding and entitled to vote, 5,844,800 shares present in person or by proxy and that 5,844,800 shares voted in favor of, no shares voting against, amending the Articles of Incorporation as follows:

        That Article I, be amended and changed to read as follows:

Name: The name of the Corporation is CUMBERLAND HOLDINGS, INC.

        WHEREFORE, they pray that the Articles of Incorporation of QUIESCENT CORPORATION be so amended.

DATED this 2nd day of May, 1995.

/s/ C.E. JUSTICE
--------------------------------------
C.E. Justice, President and Secretary

STATE OF TEXAS )
               : ss
County of      )

        On this 2nd day of May, 1995, before me, a notary public, personally appeared C.E. Justice, known to me to be the person whose name is subscribed to the within document, and acknowledge that he executed the same.

/s/ IDOMA S. BUSH
--------------------------------------
Notary Public

(SEAL)

     ----------------------------
            IDOMA S. BUSH
            NOTARY PUBLIC
            STATE OF TEXAS
      Commission Expires 7-23-96
     ----------------------------

          THIS FORM SHOULD ACCOMPANY AMENDED AND RESTATED ARTICLES OF
                     INCORPORATION FOR A NEVADA CORPORATION

1)      Name of Corporation  Quiescent Corporation

2)      Date of adoption of Amended or Restated Articles  May 2, 1995

3)      If the Articles were amended, please indicate what changes were made:

        a)      Was there a name change?  Yes [x]  No [ ]  If yes, what is the new name?
                             Cumberland Holdings, Inc.
                        ----------------------------------

        b) Did you change the Resident Agent? Yes [ ] No [x] If yes, Please indicate the new Resident Agent and address
                        Nevada Corporate Services __________________________
                        1800 E. Sahara Suite 107 Las Vegas, NV 89104 _______

        c) Did you change the purpose? Yes [ ] No [x] Did you add Banking? [ ] Gaming? [ ] Insurance? [ ] None of these? [ ]

        d) Did you change the capital stock? Yes [ ] No [x] If yes, what is the new capital stock?

                        ----------------------------------

        e) Did you change the Directors? Yes [x] No [ ] If yes, indicate the change:
                        C.E. Justice
                        ----------------------------------
                        ----------------------------------

        f)      Did you add the directors liability provision?  Yes [ ]  No [x]

        g) Did you change the period of existence? Yes [ ] No [x] If yes, what is the new existence?

                        ----------------------------------

        h) If none of the above apply, and you have amended or modified the Articles of Incorporation, how did you change the Articles?

                        ----------------------------------
                        ----------------------------------

             /s/ C.E. JUSTICE        President/Secretary           May 2, 1995
        ------------------------------------------------------------------------
        Name and Title of Officer                                      Date


        ------------------------------------------------------------------------
        Name and Title of Officer                                      Date

Acknowledgement

State of

County of

On                   personally appeared before me, a Notary Public, the above
signors, acknowledged they executed the above instrument on behalf of said Corporation

                                        /s/ IDOMA S. BUSH
                                        ----------------------------------------
                                        NOTARY PUBLIC

(SEAL)

      --------------------------
            IDOMA S. BUSH
            NOTARY PUBLIC
            STATE OF TEXAS
      Commission Expires 7-23-96
      --------------------------

                                    RECEIVED
                                  MAY 02 1995
                               Secretary of State

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                           (AFTER ISSUANCE OF STOCK)


          FILED
   IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
     STATE OF NEVADA

      AUG 17, 1995
        1757393

                           CUMBERLAND HOLDINGS, INC.
                      -----------------------------------
                              Name of Corporation

We the undersigned C E Justice President and
C E Justice Secretary of
Cumberland Holdings, Inc. Corporation do hereby certify:
That the Board of Directors of said corporation at a meeting duly convened, held Aug 14, 95 adopted a resolution to amend the original Articles of
Incorporation:


Article I
The Name of The Corporation is:
Cumberland Companies, Inc.

The number of shares outstanding and entitled to vote on an amendment of the Articles of Incorporation is 10,000: that the said change(s) and amendment have been consented to and approved by a majority of stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                          C. E. Justice
                          ---------------------------
                                   President

                          C. E. Justice
                          ---------------------------
                                   Secretary

ACKNOWLEDGMENT;
STATE OF
COUNTY OF

On 8/18/95 personally appeared before me, a Notary Public, , acknowledged he executed the above instrument on behalf of said Corporation.

                                /s/ JANE ANN HOLDER
                               ---------------------------
                                      NOTARY PUBLIC

                THIS FORM SHOULD ACCOMPANY AMENDED AND RESTATED
               ARTICLES OF INCORPORATION FOR A NEVADA CORPORATION

1)      Name of Corporation  Cumberland Holdings, Inc.
                            --------------------------------------------------

2)      Date of adoption of Amended or Restated Articles  Aug 14, 95
                                                         ---------------------

3)      If the Articles were amended, please indicate what changes were made:

        a) Was there a name change? Yes [X] No [ ] If yes, what is the new name?

                Cumberland Companies, Inc.
                --------------------------------------------------------------

        b) Did you change the Resident Agent? Yes [ ] No [X] If yes, Please indicate the new Resident Agent and address.

                Nevada Corporate Services
                --------------------------------------------
                1800 E. Sahara Suite 107 Las Vegas, NV 89104
                --------------------------------------------

        c) Did you change the purpose? Yes [ ] No [X] Did you add Banking? [ ] Gaming? [ ] Insurance? [ ] None of these? [ ]

        d) Did you change the capital stock? Yes [ ] No [X] If yes, what is the new capital stock?

                --------------------------------------------

        e) Did you change the Directors? Yes [ ] No [X] If yes, indicate the change:

                --------------------------------------------

                --------------------------------------------

        f)  Did you add the directors liability provision? Yes [ ] No [X]

        g) Did you change the period of existence? Yes [ ] No [X] If yes, what is the new existence?

                --------------------------------------------

        h) If none of the above apply, and you have amended or modified the Articles of Incorporation, how did you change the Articles?

                --------------------------------------------

                --------------------------------------------

         /s/ C.E. JUSTICE                President                   8-15-95
      ----------------------------------------------------------------------
      Name and Title of Officer                                       Date


         /s/ C.E. JUSTICE                Secretary                   8-15-95
      ----------------------------------------------------------------------
      Name and Title of Officer                                       Date


ACKNOWLEDGMENT,

STATE OF

COUNTY OF

On 8/18/95, personally appeared before me, a Notary Public, , acknowledged he executed the above instrument on behalf of said Corporation.


                                             /s/ JANE ANN HOLDER
                                             -------------------------------
                                             NOTARY PUBLIC

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                           (After issuance of Stock)


                           CUMBERLAND COMPANIES, INC.
                -----------------------------------------------
                              Name of Corporation



We the undersigned  C. E. JUSTICE,                             President and
                   -------------------------------------------
C. E. JUSTICE,                                                 Secretary of
--------------------------------------------------------------
CUMBERLAND HOLDINGS, INC.
--------------------------------------------------------------
do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened, held August 25, 1995 adopted a resolution to amend the original Articles of
Incorporation:

Amendment files on Aug 17, 1995

Set forth incorrect number of shares voting on Amendment

The correct number of shares is 6,222,000


The number of shares outstanding and entitled to vote on an amendment of the Articles of Incorporation is 6,222,000 as of 6-30-95: that the said change(s) and amendment have been consented to and approved by a majority of stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                 /s/ C. E. JUSTICE
           ------------------------------------------------
           C. E. JUSTICE
                                      President


                                 /s/ C. E. JUSTICE
           ------------------------------------------------
           C. E. JUSTICE
                                      Secretary


ACKNOWLEDGMENT,

STATE OF TEXAS

COUNTY OF DALLAS


On 8-25-95, personally appeared before me, a Notary Public, C. E. JUSTICE,
, acknowledged he executed the above instrument on behalf of said Corporation.


                                              /s/  LISA C. COUNTRYMAN
                                             -----------------------------
                                             NOTARY PUBLIC

(SEAL)

----------------------------
    LISA C. COUNTRYMAN
      NOTARY PUBLIC
      STATE OF TEXAS
 Commission Expires 8-13-97
----------------------------

                                                                   INV. #112464

               (Amendment by written consent of the stockholders
                holding at least a majority of the voting power)

                            CERTIFICATE OF AMENDMENT

                                       OF

                           ARTICLES OF INCORPORATION

        CUMBERLAND COMPANIES, INC., a corporation organized under the laws of the State of Nevada, by its president (or vice-president) and secretary (or assistant secretary) does hereby certify:

        1. That the board of directors of said corporation at a meeting duly convened and held on the 29th day of JANUARY, 1997, passed a resolution declaring that the following change and amendment in the articles of incorporation is advisable.

        RESOLVED that article I of said articles of incorporation be amended to read as follows: "THE NAME OF THE CORPORATION IS LONE STAR INTERNATIONAL ENERGY INC."

        2. That the number of shares of the corporation outstanding and entitled to vote on an amendment to the articles of incorporation is 8 MILLION, that the said change and amendment has been consented to and authorized by the written consent of stockholders holding at least a majority* of each class of stock outstanding and entitled to vote thereon.

        (*A greater proportion may be required by the articles. If the amendment changes any preference or any relative or other right given to any class or series of outstanding stock, the amendment must also be approved by the written consent of each class or series so affected by the amendment. Different series of the same class are not considered different classes for the purpose of voting by classes except when any such series is adversely affected in a manner different than any other series of the same class.)


(NEV. 1120 - 11/4/91)                 -1-

        IN WITNESS WHEREOF, the said BOARD OF DIRECTORS has caused this certificate to be signed by its president (or vice-president) and its secretary (or assistant secretary) and its corporate seal to be hereto affixed this 29th day of JANUARY, 1997.

                                          -----------------------------------

                                        By   /s/ C. JUSTICE
                                          -----------------------------------
                                             President (or Vice-President)
                                             C.E. JUSTICE

                                         *   /s/ W.D. JOSSERAND JR.
                                          -----------------------------------
                                           Secretary (or Assistant Secretary)
                                         * W.D. JOSSERAND JR.
                                          -----------------------------------

(SEAL)

                    *(Names must be typed under signatures)

STATE OF TEXAS      )
                    )  ss:
COUNTY OF PARKER    )

        On       1/29/97      personally appeared before me, a Notary Public,
          --------------------
                 (date)
W.D. JOSSERAND JR.  and  C.E. JUSTICE,  who acknowledged that they executed
------------------       -------------
the above instrument.

                                            /s/  MICHAEL D. HERRINGTON
                                           ----------------------------------
                                                   (Notary Public)

(SEAL)

     ----------------------------
        MICHAEL D. HERRINGTON
            NOTARY PUBLIC
            State of Texas
         Comm. Exp. 06-17-98
     ----------------------------


(NEV. 1120)                           -2-